[ALLIANZ LOGO]

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA


                             ACCIDENTAL DEATH RIDER

This rider provides extra benefits if the Insured has an accident that results in his or her death. The extra benefit is based on the BENEFIT AMOUNT for this rider shown on the Coverage Page of the policy. The amount of the extra benefit depends on the type of accident.

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AMOUNT OF THE BENEFIT

We will pay the Benefit Amount when we receive proof of the Insured's death from an accidental bodily injury. This injury must be the sole and direct cause of death. Death must occur:

- within 120 days after the injury; and
- while this rider is in effect

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COMMON CARRIER ACCIDENT

The benefit will be 2 times the Benefit Amount if the injury causing death occurs while the Insured is a fare-paying passenger in a licensed, public transportation vehicle operated by a common carrier. If the vehicle is an aircraft, it must be a commercial passenger aircraft on a regularly scheduled flight and route.

This benefit will be in addition to any other benefits payable under the policy.

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GENERAL PROVISIONS
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INJURIES WE WILL NOT COVER

There will be no benefits if death results directly or indirectly from:

- intentionally self-inflicted injuries, or suicide, while either sane or insane; or
- any act or incident of war, declared or not; or
- descent from an aircraft in flight; or travel in an aircraft as a pilot, crew member or other person having duties in the aircraft.
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OUR RIGHT TO EXAMINE THE BODY

We have the right to examine the Insured's body after his or her death. We can require an autopsy, at our expense, except as prohibited by law.
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WHEN THIS RIDER TERMINATES

This rider terminates upon the earlier of:

- the policy  anniversary on or following the Insured's 65th birthday;  or
- the date the policy terminates.

The Owner may terminate this rider on any monthly anniversary date by making a written request accompanied by the policy.

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MONTHLY DEDUCTIONS

Monthly deductions for this rider are shown on the Coverage Page of the policy.
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THE CONTRACT

This rider is part of the policy to which it is attached. We have issued this rider in exchange for the application and the payment of premiums. The premium for this rider is shown on page 3 of the policy. While this rider is in effect, premiums are due according to the terms of the policy. Any premium we receive for this rider after it has terminated will be refunded.

All policy provisions apply to this rider except for any which are in conflict with the provisions of this rider.

The LIMITATIONS ON CONTESTING THE POLICY provision applies to this rider except the period for contest will run from the effective date of this rider if different from the Issue Date of the policy.
--------------------------------------------------------------------------------


The issue date of this rider if different from the Issue Date of the policy is


This rider is signed for Allianz Life Insurance Company of North America by

              /S/Lowell C. Anderson          /S/Alan A. Grove
                    President                     Secretary

ADR-VUL


                  RIDER PROVIDING OPTIONS TO BUY MORE INSURANCE

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More  insurance  can  be  bought  on  certain   option  dates  without   medical
examinations or other proof that the Insured is still an acceptable risk.

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OPTION DATES

More insurance can be bought on any regular option date. Or an alternate option may be substituted for the last available regular option. The table below shows the number of options this rider provides based on the Insured's age when this rider is issued.

REGULAR OPTION DATES. There will be a regular option date on each rider anniversary that occurs while the Insured is at the age shown.

Insured's Age When         Total Number        Regular Option Dates
   This Rider               of Options         (Rider Anniversary at
   Is Issued                Available              Insured's Age):
---------------------- ----------------------- ------------------------
22 or younger          6                       25  28  31  34  37  40
23                     6                       26  29  32  35  38  41
24                     6                       27  30  33  36  39  42
25                     5                       28  31  34  37  40
26                     5                       29  32  35  38  41
27                     5                       30  33  36  39  42
28                     4                       31  34  37  40
29                     4                       32  35  38  41
30                     4                       33  36  39  42
31                     3                       34  37  40
32                     3                       35  38  41
33                     3                       36  39  42
34                     2                       37  40
35                     2                       38  41
36                     2                       39  42
37                     1                       40
38                     1                       41
39                     1                       42

ALTERNATE OPTION DATES

A family event alternate option is available on the day any of these events occurs:

- The Insured's marriage. The marriage must result from a marriage ceremony conducted by a third person with legal authority to do so.
- The birth of each of the Insured's children. Multiple births provide multiple options. For instance, two options would be available upon the birth of twins.
- The Insured's legal adoption of a child. The option day is the day the adoption becomes final.

Also, a home purchase alternate option is available when real estate is bought as the Insured's principle residence.

And a career achievement alternate option is available on the date:

- the Insured is awarded a Masters or Doctoral degree from a school accredited by its Regional Association for Schools and Colleges; or
- the Insured begins a required period of residence of practice as a medical doctor, dentist, osteopath or veterinarian.

No more than one home purchase option nor one career achievement option may be used.

Except for the birth of the Insured's children, no more than one alternate option may be used per calendar year.

The event creating the alternate option must occur on or before the last available regular option date. We can require satisfactory proof that such event has occurred.

HOW TO USE THE OPTIONS

While this rider is in effect, each option allows the purchase of a new life insurance policy. We require a written application and payment of the new policy's first premium:

- on or within 60 days BEFORE a regular option date.
- within 90 days AFTER an alternate option date.
--------------------------------------------------------------------------------

ABOUT THE NEW POLICIES

TYPE OF POLICY. The new policy can be any non-participating insurance policy we offer on the option date. But the policy must have a level face amount and level guaranteed premium. By LEVEL, we mean the face amount and guaranteed premium do not change while the policy is in effect. A non-renewable term policy may only be selected on a regular option date.

TERM RIDER. If this policy includes a level or decreasing term rider the new policy may, at the Owner's option, contain a level or decreasing term rider. The initial amount of the term rider cannot be more than the new policy's face amount or the initial amount of the term rider attached to this policy, whichever is less.

AMOUNT. The new policy with term rider can have any initial amount from $20,000 up to the benefit amount shown for this rider on the Coverage Page of this policy. But we will not issue a new policy if the face amount would be less than our then minimum issue amount for the plan selected.

PREMIUM RATE. The premium for the new policy will be at our rate on the option date for the Insured's age on that date. The general risk classification for the new policy will be the same as for this policy, as shown on the Coverage Page. But our consent is needed for a preferred risk or non-smoker classification.

POLICY PROVISIONS. Each new policy takes effect on the day we receive the completed application and first premium at our Dallas office. The suicide provision in the new policy will be effective from the new policy's issue date. The provision on contesting the new policy will be effective from this rider's issue date. The new policy will contain any exclusions that apply to this policy.

ACCIDENTAL DEATH BENEFIT RIDER. If this policy includes benefits for accidental death, the new policy may, at the Owner's option, contain the same benefits. The amount of such benefits in the new policy cannot be more than the new policy's face amount or the amount of such benefits in this policy, whichever is less. And in no event can the total accidental death benefit issued under our policies on the Insured's life exceed our then maximum limits.

DISABILITY BENEFIT RIDER. If this policy includes a benefit that credits payments to the policy during the Insured's total disability, the new policy may, at the Owner's option, contain the same benefit. The amount of the monthly disability benefit provided by the rider on the new policy cannot be larger than 9% of the annual premium for the new policy. And in no event can the total amount of monthly disability benefits provided by disability benefit riders issued under our policies on the Insured's life exceed our then maximum limits.

The benefit in the new policy will not apply for a disability resulting from an injury which occurs or a disease which starts before the new policy's Issue Date. But the benefit will apply if under the new policy:

- premiums are payable until the new policy's  Maturity  Date; and
- if premiums are paid until maturity, the guaranteed cash value will not equal or exceed the new policy's face amount until the policy anniversary on or following the Insured's 95th birthday.

OTHER RIDERS. Except for the term, accidental death benefit and disability benefit riders as described above, our consent is needed to add other riders to the new policy.

--------------------------------------------------------------------------------

TEMPORARY TERM INSURANCE ON ALTERNATE OPTION DATES

While this rider is in effect, we will provide temporary term insurance on the Insured's life for 90 days starting from each alternate option date. This term insurance is paid if the Insured dies during the 90-day period and the alternate option was available but not used. The amount of term insurance equals the benefit amount shown for this rider on the Coverage Page of this policy.

--------------------------------------------------------------------------------

WHEN THIS RIDER TERMINATES

This rider terminates at midnight on the last available regular option date. This rider will terminate before then if any of the following occurs sooner:

- the total  number of  available  options is used;
- the plan or face amount of this policy is changed; or
- the policy terminates.

The Owner may terminate this rider on any monthly anniversary date by sending us a written request together with the policy.

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MONTHLY DEDUCTIONS

Monthly deductions for this rider are shown on the Coverage Page of the policy.

--------------------------------------------------------------------------------

THE CONTRACT

This rider is part of the policy to which it is attached. We have issued this rider in exchange for the application for it and the payment of premiums. The premium for this rider is shown on the Coverage Page of the policy. While this rider is in effect, premiums are due according to the terms of the policy. Any premium we receive for this rider after it has terminated will be refunded.

All policy provisions apply to this rider except for any which are in conflict with the provisions of this rider.

The LIMITATIONS ON CONTESTING THE POLICY provision applies to this rider except the period for contest will run from the Issue Date of this rider if different from the Issue Date of the policy.

--------------------------------------------------------------------------------

The issue Date of this rider if different from the Issue Date of the policy is


This rider is signed for Allianz Life Insurance Company of North America by



              /S/Lowell C. Anderson             /S/Alan A. Grove
                    President                        Secretary

GIO-VUL


                       SPOUSE'S TERM LIFE INSURANCE RIDER
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In this rider, the INSURED means the person Insured under the policy as named on the Coverage Page of the policy. The INSURED SPOUSE is the Spouse named in the application for this rider.
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THE BENEFIT WE WILL PAY

If the Insured Spouse dies while this rider is in force, we will pay the beneficiary of this rider the benefit amount shown for this rider on the Coverage Page of the policy when we receive proof of the death. Payment of this benefit is subject to the terms of this rider.

This benefit will be in addition to any other benefits payable under the policy.
--------------------------------------------------------------------------------

WHEN THIS RIDER TERMINATES

This rider terminates upon the earliest of:

- the expiration date for this rider (the rider anniversary on or following the Insured spouse's 95th birthday or the Maturity Date of the policy, if earlier); or
- the date this rider is exchanged for a whole life, universal life, variable universal life or endowment insurance policy on the life of the Insured Spouse; or
- the date of the Insured Spouse's death; or
- the date the policy terminates.

The Owner may cancel this rider on any monthly anniversary date by sending us a written request accompanied by the policy.
--------------------------------------------------------------------------------

THE BENEFICIARY

The Insured is the beneficiary of this rider if no other beneficiary is named. If no beneficiary is living when the Insured Spouse dies, the beneficiary will be the Insured Spouse's estate.
--------------------------------------------------------------------------------

RIGHT TO EXCHANGE FOR WHOLE LIFE, UNIVERSAL LIFE, VARIABLE UNIVERSAL LIFE, OR ENDOWMENT INSURANCE

This rider may be exchanged for a whole life, universal life, variable universal life or endowment insurance policy on the life of the Insured Spouse without evidence of insurability, subject to the following terms.
--------------------------------------------------------------------------------

REQUIREMENTS TO EXCHANGE THE INSURANCE UNDER THIS RIDER

The exchange may be made on the earlier of:

- any time before the Insured  Spouse  reaches age 81; or
- within 31 days after the date the policy and this rider terminates as a result of the Insured's death or maturity of the policy.

If the Insured spouse dies within the 31 day period for making an exchange after the Insured's death or the maturity of the policy before an exchange has been made, we will pay the benefit amount for this rider.

Except for an exchange after the Insured's death or maturity of the policy, the policy and this rider must be in effect on the date of the exchange, but they may not be in effect under the Grace Period provision. We must receive a written request for the exchange and the first premium for the new policy within 31 days of the date of the exchange. The Insured Spouse must be alive on both the day the request is made and the day the exchange takes effect. Coverage under this rider terminates when the exchange is made.
--------------------------------------------------------------------------------

ABOUT THE NEW POLICY

The new policy may be any whole life, universal life, variable universal life or endowment insurance policy that we issue at the time of the exchange. At least one plan of insurance will be available under this right of exchange. The new policy may be for any amount up to the benefit amount for this rider. But we are not required to issue a new policy if the face amount would be less than our minimum issue amount for the plan selected.

The Issue Date of the new policy will be the date the exchange is made. The issue age under the new policy will be based on the Insured Spouse's age at that time. The risk classification for the new policy will be the same as shown for this rider on the Coverage Page of this policy. Premiums for the new policy will be based on premium rates we are using when the exchange is made.

The periods specified for applying the SUICIDE and LIMITATIONS ON CONTESTING THE POLICY provisions in the new policy will run from the issue date of this rider.

If we agree, a disability benefit rider and an accidental death benefit rider can be added to the new policy. Adding these riders will be subject to our requirements at the time of the exchange.
--------------------------------------------------------------------------------

EARLIER ISSUE DATE

An issue date that is earlier than the date the exchange is made can be selected for the new policy. But the date chosen cannot be earlier than this rider's issue date. Any exchange on this basis is subject to our approval and the requirements and payments we may determine.

--------------------------------------------------------------------------------

OTHER PROVISIONS

SUICIDE

If the Insured Spouse commits suicide, while sane or insane, within two years from the issue date of this rider, the only benefit we will pay under this rider will be the total premiums paid for the rider. If the law of the state where this rider is delivered provides a shorter period, that law will govern.

We will pay this benefit in one sum to the beneficiary under this rider. This rider will then terminate.

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MONTHLY DEDUCTIONS

To determine the monthly deduction for each month of coverage provided under this rider we multiply:

- the benefit amount for this rider shown on the Coverage Page of the policy; by
- the cost of insurance for spouse's insurance coverage for that month.

The cost of insurance rate for spouse's insurance coverage for a rider month equals the sum of:

- the standard cost of insurance rate for that month from the table of standard cost of insurance rates for spouse's insurance coverage declared by our Board of Directors (the declared standard cost of insurance rate for spouse's insurance coverage); and
- an appropriate additional rate for any extra mortality risk classification that applies to the Insured spouse as shown on the Coverage Page of the policy.

The  additional   rate  for  any  rider  month  for  an  extra   mortality  risk
classification equals the amount of extra mortality that the risk classification represents for that month.

The total cost of insurance rate for Spouse's insurance coverage for a rider month will be uniform for all Insured Spouses of the same issue age, sex and risk classification whose riders have been in force the same length of time.

We may change the declared standard cost of insurance rates for spouse's insurance coverage from time to time based on our expectations as to future mortality experience. Any change we make will apply to all riders in the same risk classification.

The declared standard cost of insurance rates for Spouse's insurance coverage for each rider month will not be more than the amounts shown in the table below. The table is based on the Insured Spouse's age last birthday at the beginning of each rider year (attained age), the Insured Spouse's sex, and whether or not the Insured Spouse has qualified for the non-smoker classification.

Table of Guaranteed Maximum Standard Monthly Cost of Insurance Rates per $1,000 of Spouse's Insurance Coverage


                  FEMALE                   MALE

ATT.      STANDARD                STANDARD
AGE       NON-SMO.   STANDARD     NON-SMO.   STANDARD
-------   --------   --------     --------   --------

15                     .07                     .12
16                     .08                     .13
17                     .08                     .14
18                     .08                     .15
19                     .09                     .16

20          .08        .10          .14        .19
21          .09        .10          .14        .19
22          .09        .10          .14        .19
23          .09        .10          .13        .19
24          .09        .11          .13        .18

25          .09        .11          .13        .18
26          .09        .11          .12        .17
27          .10        .12          .12        .17
28          .10        .12          .12        .17
29          .10        .13          .12        .17

30          .10        .13          .12        .18
31          .11        .14          .12        .18
32          .11        .14          .13        .19
33          .12        .15          .13        .20
34          .12        .16          .14        .21

35          .13        .17          .14        .23
36          .13        .18          .15        .24
37          .14        .20          .16        .26
38          .16        .22          .17        .29
39          .17        .24          .18        .31

40          .18        .26          .20        .35
41          .20        .29          .21        .38
42          .21        .32          .23        .42
43          .23        .34          .25        .45
44          .24        .37          .27        .50


                 FEMALE                   MALE

ATT.      STANDARD                STANDARD
AGE       NON-SMO.   STANDARD     NON-SMO.   STANDARD
-------   --------   --------     --------   --------

45          .26        .40          .29        .55
46          .28        .43          .31        .60
47          .29        .46          .34        .64
48          .31        .49          .36        .71
49          .34        .53          .39        .77

50          .36        .57          .43        .84
51          .39        .61          .47        .92
52          .42        .65          .51       1.00
53          .46        .71          .57       1.11
54          .49        .76          .62       1.22

55          .53        .81          .69       1.33
56          .57        .87          .76       1.46
57          .61        .92          .83       1.59
58          .65        .97          .92       1.73
59          .69       1.02         1.01       1.87

60          .74       1.09         1.12       2.04
61          .80       1.16         1.23       2.23
62          .88       1.27         1.37       2.45
63          .97       1.39         1.52       2.68
64         1.08       1.53         1.69       2.95

65         1.20       1.68         1.88       3.22
66         1.32       1.83         2.08       3.51
67         1.44       1.97         2.29       3.82
68         1.57       2.12         2.53       4.14
69         1.71       2.28         2.80       4.49

70         1.88       2.47         3.10       4.88
71         2.08       2.71         3.44       5.31
72         2.33       3.01         3.84       5.81
73         2.64       3.36         4.29       6.37
74         2.98       3.77         4.79       6.98

75         3.38       4.21         5.33       7.64
76         3.80       4.69         5.91       8.32
77         4.26       5.19         6.51       9.01
78         4.76       5.73         7.15       9.71
79         5.32       6.31         7.85      10.45

80         5.96       6.97         8.62      11.26
81         6.70       7.73         9.50      12.15
82         7.56       8.60        10.50      13.16
83         8.55       9.61        11.63      14.26
84         9.65      10.73        12.86      15.43

85        10.86      11.93        14.18      16.62
86        12.17      13.21        15.57      17.80
87        13.59      14.57        17.00      19.04
88        15.13      16.01        18.49      20.35
89        16.79      17.53        20.04      21.01

90        18.61      19.26        21.69      23.03
91        20.64      21.16        23.49      24.47
92        22.97      23.32        25.50      26.17
93        25.80      25.94        27.96      28.41
94        29.59      29.59        31.38      31.56


THE CONTRACT

This rider is part of the policy to which it is attached. We have issued this rider in exchange for the information provided in the application for it and the payment of premiums.

The premiums for this rider are shown on the Coverage Page of the policy. While this rider is in effect, premiums are due according to the terms of the policy.

All policy provisions apply to this rider, except for any which are in conflict with the provisions of this rider.

The REINSTATEMENT provision of the policy applies to this rider. But the requirement for proof of insurability applies to the Insured Spouse, and it is based on the risk classification shown for this rider on the Coverage Page of the policy. Any additional premium required to reinstate this rider with the policy must be paid with the premium paid to reinstate the policy. This rider can not be reinstated:

- if the policy is not reinstated;  or
- after the Insured  Spouse's death; or
- after the expiration date for this rider.

The LIMITATIONS ON CONTESTING THE POLICY provision of the policy applies to this rider. But it applies to misrepresentations concerning the insured Spouse in the application for this rider. And the period for contesting this rider will run from the issue date of this rider, if different from the issue date of the policy.

The MISSTATEMENT OF AGE OR SEX and MISSTATEMENT OF TOBACCO USE provisions of the policy apply to this rider. But they apply to misstatements concerning the Insured Spouse in the application for this rider. Any adjusted benefit for this rider will be based on the last monthly deduction made for this rider.

If the Insured Spouse dies while this rider is in effect during a grace period, we will deduct the premium that would have been required to keep the policy from terminating at the end of the grace period, as described in the policy, from the death benefit. We will credit the amount we deduct to the Policy Account as of the date we receive proof of the Insured spouse's death.
--------------------------------------------------------------------------------

The Issue Date of this rider if different from the Issue Date of the policy is



This rider is signed for Allianz Life Insurance Company of North America by

                /S/Lowell C. Anderson         /S/Alan A. Grove
                       President                   Secretary

STR-VUL


                         SPOUSE DISABILITY BENEFIT RIDER
--------------------------------------------------------------------------------

During the Insured Spouse's total disability, we will credit payments to the Policy Account subject to the terms of this rider. We will credit these payments on each monthly anniversary date. The payments will be allocated to the sub-accounts of the Variable Account and to the Fixed Account according to the premium allocation percentages then in effect.
--------------------------------------------------------------------------------

MEANING OF TOTAL DISABILITY

For a disability to be a total disability, it must:

- result from bodily injury or disease;
- start while this rider is in effect;
- continue for at least 4 months; and
- prevent the Insured Spouse from working at an occupation for compensation or profit.

For the first 24 months of disability, OCCUPATION means the Insured spouse's occupation when disability started. Afterwards, it is any occupation for which he or she is reasonably suited by education, training or experience.

The phrase  PREVENT THE INSURED  SPOUSE FROM WORKING means the inability  of the
Insured   Spouse  to  perform   the  substantial   and  material  duties of an
occupation.
--------------------------------------------------------------------------------

PERMANENT LOSS

The following are considered total disabilities as soon as they happen. They need not prevent the Insured Spouse from working.

- permanent and total loss of sight of both eyes.
- permanent and total loss of use of both hands or both feet.
- permanent and total loss of use of one hand and one foot.
- permanent and total loss of sight of one eye and of use of either one hand or one foot.
--------------------------------------------------------------------------------

HOW TO MAKE A CLAIM FOR BENEFITS

Send written notice of the Insured Spouse's total disability to our Dallas office. Before any payment is credited, proof of total disability must be received at our Dallas office:

- while the policy and this rider are in effect;
- during the Insured  Spouse's lifetime;
- while the total disability continues; and
- before the policy anniversary on or following the Insured Spouse's
  60th birthday.
--------------------------------------------------------------------------------

THE PAYMENT AMOUNT WE WILL CREDIT

The Monthly Payment Amount we will credit under this rider is shown on the Coverage Page of the policy. We will credit the Monthly Payment Amount on each monthly anniversary date during the Insured Spouse's total disability.
--------------------------------------------------------------------------------

WHEN WE WILL START TO CREDIT PAYMENTS

We will start to credit  payments when we receive proof of the Insured  Spouse's
total  disability.   The  payments  will  be  credited  from  the  next  monthly anniversary date after the Insured Spouse's total disability started.

But we will not credit payments for more than 4 months prior to the date we receive notice of any total disability.

If the  Insured  Spouse  suffers a  PERMANENT  LOSS,  we will credit the Monthly
Payment Amount beginning the next monthly anniversary date after the total disability started.

If a disability must continue for at least 4 months to be considered a total disability, payments for the first 4 months of the disability will be credited at the end of that period. Afterwards, payments will be credited monthly.
--------------------------------------------------------------------------------

HOW LONG WE WILL CREDIT PAYMENTS

As long as the total disability continues, we will credit payments until the date the policy terminates.
--------------------------------------------------------------------------------

DISABILITIES FOR WHICH WE WILL NOT CREDIT PAYMENTS

We will not credit payments if disability results from:

- a bodily injury received or a disease contracted while this rider is not in effect; or
- intentionally self-inflicted injuries; or
- descent from any aircraft while in flight; or
- any act or incident of war, declared or not.

However, no claims for disability (as defined in this rider) commencing after two years from the Issue Date of this rider will be reduced or denied on the ground that a disease or physical condition has existed prior to the effective date of this rider.
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RECOVERY FROM DISABILITY

Before crediting any payment, we may require proof that the Insured Spouse is still disabled. If proof is not given when requested, no further payments will be credited. After 2 full years of disability, we will not require proof more often than once a year.

No further payments will be credited if the Insured Spouse returns to work at an occupation, unless he or she has suffered one of the losses listed under PERMANENT LOSS above.
--------------------------------------------------------------------------------

WHEN THIS RIDER TERMINATES

This rider terminates upon the earlier of:

- the policy anniversary on or following the Insured Spouse's 60th birthday; or
- the date the policy terminates.

The Owner may terminate this rider on any monthly anniversary date by making a written request accompanied by the policy. After this rider terminates, we will still consider claims for any disability that starts before this rider terminates. But we must receive notice of any such disability within 5 months after the rider terminates.
--------------------------------------------------------------------------------

MONTHLY DEDUCTIONS

Monthly deductions for this rider are shown on the Coverage Page of the policy.
--------------------------------------------------------------------------------

THE CONTRACT

This rider is part of the policy to which it is attached. We have issued this rider in exchange for the application for it and the payment of premiums. The premium for this rider is shown on the Coverage Page of the policy. While this rider is in effect, premiums are due according to the terms of the policy. Any premium we receive for this rider after it has terminated will be refunded.

All policy provisions apply to this rider except for any which are in conflict with provisions of this rider.

The LIMITATIONS ON CONTESTING THE POLICY provision applies to this rider except the period for contest will run from the effective date of this rider if different from the Issue Date of the policy.
--------------------------------------------------------------------------------

The issue date of this rider if different from the Issue Date of the policy is


This rider is signed for Allianz Life Insurance Company of North America by

                /S/Lowell C. Anderson         /S/Alan A. Grove
                       President                   Secretary

SDBR-VUL


                      CHILDREN'S TERM LIFE INSURANCE RIDER
--------------------------------------------------------------------------------


In this rider, the INSURED means the person insured under the policy as named on the Coverage Page of the policy.
--------------------------------------------------------------------------------

THE BENEFITS WE WILL PAY

If an Insured Child dies while this rider is in force, we will pay the beneficiary of this rider the benefit amount shown for this rider on the Coverage Page of the policy when we receive proof of the death. We will pay the benefit amount on the death of each insured child. Payment of this benefit is subject to the terms of this rider.

These  benefits  will be in addition  to any other  benefits  payable  under the policy.
--------------------------------------------------------------------------------

INSURED CHILDREN

An INSURED CHILD is any child of the Insured under age 21 named in the application for this rider. Any legally adopted child of the Insured or any stepchild who lives with the Insured and the Insured's spouse at least six months each year may also be an Insured Child.

Any child born to or legally adopted by the Insured after the date of the application will also become an Insured Child once he or she is 14 days old, but only if:

- the policy and this rider are in effect when the child is born or adopted; and
- the child is under the age of 18 when adopted.

Any child who becomes a stepchild of the Insured after the date of the application will also be an Insured Child, but only if:

- the policy and this rider are in effect when the child becomes a stepchild of the Insured;
- the child is under the age of 18 when he or she becomes a stepchild of the Insured;
- at the time the child becomes a stepchild of the Insured, the child will be living with the Insured and the Insured's spouse at least six months each year.

Any child who ceases to be a stepchild of the Insured will no longer be an Insured Child (unless he or she is adopted by the Insured).

The insurance on each Insured Child will expire on the rider anniversary on or following his or her 21st birthday.
--------------------------------------------------------------------------------

WHEN THIS RIDER TERMINATES

This rider terminates when the policy terminates.

The owner may cancel this rider on any monthly anniversary date by sending us a written request accompanied by the policy.
--------------------------------------------------------------------------------

THE BENEFICIARY

The Insured is the beneficiary of this rider if no other beneficiary is named. If no beneficiary is living when an Insured Child dies, the beneficiary will be the estate of the Insured Child on whose death a benefit is being paid.
--------------------------------------------------------------------------------

RIGHT TO EXCHANGE FOR WHOLE LIFE, UNIVERSAL LIFE, VARIABLE UNIVERSAL LIFE OR ENDOWMENT INSURANCE

The insurance on each Insured Child may be exchanged for a whole life, universal life, variable universal life or endowment insurance policy on that child's life without evidence of insurability, subject to the following terms.
--------------------------------------------------------------------------------

REQUIREMENTS TO EXCHANGE AN INSURED CHILD'S INSURANCE

The insurance on each Insured Child may be exchanged any time before the child ceases to be an Insured Child under this rider. The policy and this rider must be in effect on the date of the exchange, but they may not be in effect under the Grace Period provision. We must receive a written request for the exchange and the first premium for the new policy within 31 days of the date of the exchange. the Insured Child whose insurance is exchanged must be alive on both the day the request is made and the day the exchange takes effect. Once the insurance on the Insured Child has been exchanged, that child will no longer be an Insured Child under this rider, and the coverage for that child under this rider will terminate.
--------------------------------------------------------------------------------

ABOUT THE NEW POLICY

The new policy may be any whole life, universal life, variable universal life or endowment insurance policy that we issue at the time of the exchange. Except for an exchange by a 21 year old Insured Child or an exchange upon the Insured's death, the new policy may be for any amount up to the benefit amount for this rider. But we are not required to issue a new policy on the plan selected if the face amount would be less than our minimum issue amount for the plan selected. However, regardless of minimum issue requirements, we will offer at least one plan of insurance under this right of exchange.

The issue date of the new policy will be the date the exchange is made. the issue age under the new policy will be based on the Insured Child's age at that time. The risk classification for the new policy will be the same as shown for this rider on the Coverage Page of this policy. Premiums for the new policy will be based on premium rates we are using when the exchange is made.

The periods specified for applying the SUICIDE and LIMITATIONS ON CONTESTING THE POLICY provisions in the new policy will run from the issue date of this rider.

If we agree, a disability benefit rider and an accidental death rider can be added to the new policy. Adding these riders will be subject to our requirements at the time of the exchange.

EXCHANGE BY A 21 YEAR OLD INSURED CHILD. The insurance on each Insured Child may be exchanged on the rider anniversary on or following his or her 21st birthday, or within 31 days afterwards. In this case the new policy may be for any amount up to the lesser of $50,000 or five times the benefit amount for this rider. If an Insured Child dies during the 31 day period for making an exchange before an exchange has been made, we will pay the benefit amount for this rider.

EXCHANGE UPON THE INSURED'S DEATH. The insurance on each Insured Child may be exchanged within 31 days after the date the policy and this rider terminates as a result of the Insured's death. In this case the new policies may be for any amount up to the lesser of $50,000 or five times the benefit amount for this rider. If an Insured Child dies during the 31 day period for making an exchange before an exchange has been made, we will pay the benefit amount for this rider.
--------------------------------------------------------------------------------

EARLIER ISSUE DATE

An issue date that is earlier than the date the exchange is made can be selected for the new policy. But the date chosen cannot be earlier than this rider's issue date. Any exchange on this basi s is subject to our approval and the requirements and payments we may determine.
--------------------------------------------------------------------------------

OTHER PROVISIONS

SUICIDE

If an Insured Child commits suicide, while sane or insane, within two years from the issue date of this rider, the only benefit we will pay under this rider for that child's death will be an amount equal to the total premiums paid for this rider. We will pay this benefit in one sum to the beneficiary of this rider. If the law of the state where this rider is delivered provides a shorter period, that law will govern.
--------------------------------------------------------------------------------

MISSTATEMENT OF AGE

If a child's age is misstated in the application for this rider, we will use the child's correct age to determine if he or she is an Insured Child.
--------------------------------------------------------------------------------

MONTHLY DEDUCTIONS

Monthly deductions for this rider are shown on the Coverage Page of the policy.
--------------------------------------------------------------------------------

THE CONTRACT

This rider is part of the policy to which it is attached. We have issued this rider in exchange for the information provided in the application for it and the payment of premiums.

The premiums for this rider are shown on the Coverage Page of the policy. While this rider is in effect, premiums are due according to the terms of the policy.

All policy provisions apply to this rider, except for any which are in conflict with the provisions of this rider.

The REINSTATEMENT provision of the policy applies to this rider. But the requirement for proof of insurability applies to each person who would be an Insured Child at the time of the reinstatement, and it is based on the risk classification shown for this rider on the Coverage Page of the policy. Any additional premium required to reinstate this rider with the policy must be paid with the premium paid to reinstate the policy. This rider can not be reinstated if the policy is not reinstated.

If this rider is reinstated, it will not cover any death that occurs between the date it terminated and the date it is reinstated.

The LIMITATIONS ON CONTESTING THE POLICY provision of the policy applies to this rider. But it applies separately to misrepresentations concerning each child named in the application for this rider. And the period for contesting coverage for a child under this rider will run from the issue date of this rider, if different from the issue date of the policy.

If an Insured Child dies while this rider is in effect during a grace period, we will deduct the premium that would have been required to keep the policy from terminating at the end of the grace period, as described in the policy, from the death benefit. We will credit the amount we deduct to the Policy Account as of the date we receive proof of the Insured Child's death.
--------------------------------------------------------------------------------

The issue date of this rider if different from the Issue Date of the policy is


This rider is signed for Allianz Life Insurance Company of North America by

               /S/Lowell C. Anderson          /S/Alan A. Grove
                      President                    Secretary

CTR-VUL